Exhibit 10.32

English Translation

Exclusive Business Cooperation Agreement

between

Huiyou Digital (Shenzhen) Co., Ltd.

and

Shenzhen Kuailefeng Software Development Co., Ltd.

October 9, 2009

Exclusive Business Cooperation Agreement

THIS COOPERATION AGREEMENT (this “Agreement”) is made and entered into by and between the following parties on October 9, 2009 in Shenzhen.

Party A: Huiyou Digital (Shenzhen) Co., Ltd.

Address:14D Cuilan Building, North Dongmen Road, Luohu District, Shenzhen

Party B: Shenzhen Kuailefeng Software Development Co., Ltd

Address: B702 TianAn Hi-Tech Venture Park, Chegongmiao, Futian District, Shenzhen

WHEREAS:

(1)   Party A is a limited liability company incorporated and existing in Shenzhen, Party A has applied to the competent authority to engage in technology development and technology service for computer software and hardware, industry project investment consultancy; digital product, technology development of machine equipment, whole sale, import and export, as well as related mating business (excluding commodities under the state trading control, and for commodities that are subject to quota, license and other special state regulations, applications shall be made in accordance with relevant state regulations).

(2)   Party A has the copyright and lawful authorization of relevant mobile phone software product ( “Party A’s Software Product “).

(3)   Party B is a limited liability company incorporated and validly existing in Shenzhen. Its business scope includes computer software and hardware, technology development and sale of communication equipment; computer aided design for picture and paper, graphic design, corporate image planning and information consultancy (excluding human resources intermediary services and other restricted items ); information service business (only limited to mobile network information service business);

(4)   For the purpose of mutual development, both parties hereby agree that Party B entrusts Party A to use its manpower, technology and information advantages to provide exclusive comprehensive business support and management services for Party B during the term of this Agreement, including but not limited to providing technology service and technology support, marketing promotion, business consultancy and corporate management support, as well as other services that may be outsourced per Party A’s determination. Party B hereby agrees to accept the services provided by Party A or its designated third party in accordance with the provisions of this Agreement. Party B also agrees to sell as an agent Party A’s software product in accordance with this Agreement.

NOW, THEREFORE, both parties, after friendly negotiations, hereby agree below with respect to the cooperation:

1.     Exclusive Cooperation

1.1    Both parties agree that within the validity of this Agreement, Party B will entrust Party A as its exclusive service provider and Party A may directly or through its designated third party with appropriate competency or qualification, provide Party B with all business support and management services necessary for Party B’s business development, including but not limited to technology services and technology supports such as system management, system maintenance and data processing, marketing promotion, business consultancy and corporate management support, as well as other services that may be outsourced as determined by Party A.

1.2    Party B agrees, for the needs of business development, in relation to other business beyond the exclusive cooperation listed in clause 1.1, if Party A has appropriate capability or qualifications and is willing to provide such services to Party B, Party B shall start the exclusive cooperation with Party A. Specific issues shall otherwise be negotiated and agreed by both parties based on the actual situation.

1.3    Party B hereby irrevocably undertakes and agrees that without written consent of Party A, Party B shall not (1) seek or accept any service provided by any third party other than Party A in any manner which is identical or similar to the services provided by Party A; (2) transfer or entrust its product or business, in whole or in part, to any third party. In addition, Party A is entitled to (1) designate in its sole discretion any third party with appropriate capability and qualification to provide the services in whole or in part set forth in clauses 1.1 and 1.2; (2) terminate in its sole discretion the business cooperation in whole or in part under this Agreement on the basis of its business needs, provided that it shall give a 30-day written notice to Party B.

1.4    Both parties agree that Party B shall pay the service fees to Party A according to the time specified in this Agreement. The formula for calculating of the service fees is as follows:

Annual service fee = annual revenue of Party B - annual actual amount of tax payment of Party B - 150,000 yuan (monthly fixed cost for daily operations of Party B)×12 months- agency sales fee of Party A’s software production annually paid by Party B to Party A

Note: (1) The annual revenue of Party B excludes various special subsidies given by the Government to Party B; (2) monthly fixed cost for daily operations of Party B is temporarily defined as 150,000 yuan, and it shall be adjusted and re-defined after April 30, 2010 according to the actual operation conditions.

1.5    Both parties agree that the service fees shall be paid on a monthly basis, The formula for calculating the monthly payments for the service fees is as follows:

Monthly service fee= monthly revenue of Party B - monthly payable tax by Party B -150,000 yuan (monthly fixed cost for daily operations of Party B) - agency sales fee of Party A’s software product monthly paid by Party B to Party A.

Note: (1) The monthly revenue of Party B excludes various special subsidies given by the Government to Party B; (2) monthly fixed cost for daily operations of Party B is temporarily defined as 150,000 yuan, and it shall be adjusted and re-determined after April 30, 2010 according to the actual operation conditions.

1.6    Both parties shall conduct the annual settlement of the annual service fee regarding Party B’s payable service fee of the previous year under clause 1.4 of this Agreement within 10 days after the date Party B completed the previous year’s tax final settlement of the local tax authorities. Both parties shall refund the overcharge and demand payment of the shortage based on annual clearing and payment.

2.     Agency Sales of Software

2.1   Party B agrees to sell as a non-exclusive agent Party A’s software product within the validity of this Agreement. The specific software product for agency sale shall be decided by Party A. and Party A may also choose in its sole discretion any third party to sell as an agent Party A’s software product based on its own operation needs. Party A also has the right to suspend or terminate in its sole discretion Party B’s agency sale of Party A’s software product in whole or in part at a appropriate time.

2.2   Party B, as a non-exclusive sales representative to Party B’s software product, may designate any third party to sell Party A’s software product, provided that the third party shall comply with this Agreement.

2.3   Party B hereby irrevocably undertakes and agrees that : (1) it may not infringe any lawful right of any right owner of Party A’s software product; (2) it may not use or dispose Party A’s software product other than agreed in this Agreement with or without payment, without Party A’s written approval; (3) it shall sell Party A’s software product strictly compliance with this Agreement; (4) it may not use Party A’s software product for any purpose other than the agency sale specified in this Agreement without Party A’s written approval.

2.4    Party B shall pay the agency sales fee of Party A’s software product. Both parties agree that the software product agency sales fee shall be paid once on monthly basis, The formula for calculating of the monthly payments for software product agency sales fee is:

Monthly agency sales fee of Party A’s software production =  Monthly revenue of Party B × 30%

Note: (1) The monthly revenue of Party B excludes various special subsidies given by the Government to Party B.

2.5    Party B’s business costs and expenses during the agency sale of Party A’s software product (including but not limited costs paid by Party B to its suppliers and manufacturers) shall all be borne by Party A (but relevant costs shall be advanced by Party B).

2.6    This software business costs and expenses shall be settled on monthly basis.

3.     Non-competition and Priority

3.1    Party B agrees, within the validity of this Agreement, if Party B have any business other than cooperation items listed in clauses 1.1 and 1.2 hereto, Party A is entitled to the priority to the exclusive cooperation.

3.2    Party B warrants that within the validity of this Agreement, it shall not engage in any business directly or indirectly in any manner which competes with the business of Party B. For the existing business and customers with competition, if Party A has appropriate capability or qualification, Party B shall transfer such business and customers in whole to Party A within the period specified by Party A and coordinate with such customers to enter into contracts with Party B so as to succeed to such business relationship.

4.     Financial Review/Audit

4.1    Party B shall prepare and keep its accounting records in accordance with the laws and the accounting regulations of China.

4.2    Party B agrees that in order to guarantee the implementation of this Agreement, Party A and/or an accounting firm retained by Party A may review/audit Party B’s financial information, records and statements, provided that Party B shall notify Party B in writing in a reasonable time and Party B’s normal operations shall not be affected.

5.     Confidentiality

5.1     Either party shall keep confidential any confidential material or information (hereinafter “Confidential Information”) of the other party which it knows or is given access to in connection with the execution or performance of this Agreement. Neither party may disclose, assign or transfer such Confidential Information to any third party without written consent of the other, but excluding the disclosures made under requirement of any stock exchange, court or other competent authority.

5.2     For any documents, materials or software containing the Confidential Information of the other party, ether party shall return to the other party, or destroy or otherwise dispose upon request of the other party, and may not use such Confidential Information any longer.

5.3     After the amendment, cancellation or termination of this Agreement, the obligations of either party hereunder shall not be terminated accordingly. Both parties shall comply with the confidentiality provisions of this Agreement, and perform its obligation of confidentiality until the other party agrees to discharge such obligation, or in fact, a breach of such confidentiality provisions shall not cause any damages to the other party in any manner.

6.     Tax Payment

6.1     Both parties shall respectively pay their own taxes to the relevant tax authorities in accordance with the laws and regulations.

6.2     If either party has paid any taxes for and on behalf of the other party, it shall provide the tax payment certificate to the other party as soon as possible and the other party shall reimburse the same amount to the paying party within 7 days after receiving such tax payment certificate.

7.     Representations, Undertakings and Warranties

7.1     Both parties represent, undertake and warrant to each other as follows:

7.1.1     it is a company lawfully incorporated and validly existing and it has the qualification to carry out the transaction contemplated hereby;

7.1.2     it has obtained all approvals and authorizations necessary to execute and perform this Agreement in accordance with the Chinese laws or its articles of association and relevant applicable legal documents;

7.1.3     it has the full power to enter into this Agreement; and its authorized representative has obtained due authorization to execute this Agreement on its behalf;

7.1.4     it has the capability to perform its obligations hereunder and such performance will not breach any restrictions to legal documents which binding it.

7. 2    Each party warrants that it will not, and will not permit any third party to, do any act that jeopardizes any right of the other party.

8.     Breach of Contract

8.1     Except as otherwise provided for herein, if either party breaches directly or indirectly any provision of this Agreement or fails to perform or does not perform fully and timely its obligations under this Agreement, the party not in breach (“Non-breaching Party) is entitled to request the party in breach (“Breaching Party”) in written notice to remedy its breaching acts and take fully, valid and timely measures to cure the breaching consequence and indemnify the non-breaching party for damage caused by the breaching acts of the breaching party, unless otherwise stipulated by this Agreement.

8.2     After the occurrence of a breaching event, under the non-breaching party’s reasonable and objective discretion that it becomes impossible or unfair for the non-breaching party to perform its obligations hereunder due to the breaching fact, the non-breaching party is entitled to notify the breaching party in writing that the non-breaching party shall suspend temporarily its corresponding obligations hereunder until the breaching party cease the breaching act and take full, valid and timely measures to cure the breach consequence and indemnify the non-breaching party for any damages caused by such breaching act.

8.3     The damages that the breaching party shall indemnify the non-breaching party for due to the breaching act include the non-breaching party’s direct economic costs and any prospective indirect costs and additional expense caused by the breaching act,  including but not limited to attorney fees, litigation and arbitration costs, financial fees and travel expenses.

9.     Force Majeure

9.1     “Force majeure” shall mean all events which are beyond reasonable control of both parties hereto, and are unpredictable or predictable but unavoidable, which prevent, affect or delay either party to perform its obligations in whole or in part under this Agreement, including but not limited to government acts, acts of nature, war, hacker attacks or any other similar events.

9.2     The affected party may suspend performing relevant obligations hereunder which cannot be performed due to the force majeure until the impact of the force majeure event is removed, and it shall bear no obligations for this, but the affected party shall exercise its best endeavors to overcome such event and alleviate its negative impact.

9.3     The affected party shall provide the other party a lawful certificate certifying the force majeure event issued by a local notarization organization (or other appropriate institution). If the affected party fails to provide such certificate, the other party may request it to bear its obligations for breach of contract.

10.  Validity, Amendment and Termination

10.1   This Agreement shall become effective on the date when it is executed by the authorized representatives of both parties and be valid for 50 years. If the law has any other provision about the valid term, such law shall apply.

10.2   Following the expiration of the term of this Agreement set out in clause 10.1 or the expiration of an extension, this Agreement shall be automatically renewed for a period of 50 years, unless either party gives a prior 60 days notice to the other, indicating its intention not to renew.

10.3   Party B irrevocably agrees that Party A is entitled to decide in its sole discretion to transfer its rights and obligations hereunder in whole or in part to any third party.

10.4   Except as otherwise provided for herein, Party B agrees that Party A is entitled to terminate this Agreement with a 30 days written notice at any time without any reason..

10.5   The termination of this Agreement in advance shall not affect any rights or obligations of both parties accrued up to such date of termination.

11.  Service of Notices

11.1   All notices in connection with this Agreement to be given by either party to the other shall be in writing and delivered by hand delivery, or sent by fax, telegraph, telex and email, or posted by registered mail (postage prepaid) or by courier service. The notice shall be deemed served: if delivered by hand delivery or sent by fax, telegraph, telex and email, on the day when it is hand delivered or sent; and if posted by registered mail (postage prepaid ) or by courier service, on the third day after the posting.

11.2   Unless one party notifies the other party in writing to change the contact, all notices under this Agreement shall be sent to the following contact:

Party A: Huiyou Digital (Shenzhen) Co., Ltd.

Address:14D Cuilan Building, North Dongmen Road, Luohu District, Shenzhen

Attn.: Executive Director

Email: hendricksin@vodone.com

Party B: Shenzhen Kuailefeng Software Development Co., Ltd

Address: B702 TianAn Hi-Tech Venture Park, Chegongmiao, Futian District, ShenZhen

Attn.: Ma Zhiqiang

Email: king@kkfun.com

12.  Settlement of Disputes

12.1   Any disputes arising out of or in connection with this Agreement shall be settled through good faith negotiations by both parties. If negotiations fail, either party may submit such dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with CIETAC’s then effective arbitration rules. The arbitral award shall be final and binding on both parties.

12.2   The formation, validity, implementation and interpretation and settlement of disputes of this Agreement shall be governed by the laws of the People’s Republic of China.

13.  Miscellaneous

13.1   This Agreement is executed in 2 originals, with each party hereto retaining one and the two originals shall have the same legal effect..

13.2   The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of any provision of this Agreement.

13.3   This Agreement may be amended or supplemented in writing by both parties. Any such amendment or supplement signed by both parties is an integral part of this Agreement, and has the same legal effect as this Agreement.

13.4   In the event that any provision of this Agreement becomes invalid or unenforceable wholly or in part due to a breach of the laws or government regulations, the affected part of this provision shall be deemed deleted. But the deletion of the affected part of such provision shall not affect the legal validity of the remaining part of the provision and other provisions of this Agreement. Both parties shall agree to replace such invalid or unenforceable provision with a new provision.

13.5   Unless otherwise provided for herein, ,no failure by either party to exercise or delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

13.6   This Agreement constitutes the entire agreement between both parties hereto with respect to the subject matter of the cooperation project and supersedes all prior agreements, understandings and communications between both parties, whether written or oral, with respect to the subject matter of the cooperation project.

13.7   Matters not covered herein are to be agreed by both parties.

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(No text in this page, signature page of the Exclusive Business Cooperation Agreement between Huiyou Digital (Shenzhen) Co., Ltd and Shenzhen Kuailefeng Software Development Co., Ltd. )

Party A: Huiyou Digital (Shenzhen) Co., Ltd. (affixed with company chop)
Legal Representative (or Authorized Representative):	/s/ Hendrick Sin

Party B: Shenzhen Kuailefeng Software Development Co., Ltd (affixed with company chop)
Legal Representative (or Authorized Representative):	/s/ Ma Zhiqiang